AMC NETWORKS INC. REPORTS FULL YEAR AND FOURTH QUARTER 2021 RESULTS
On track to achieve long-term target of 20 million to 25 million streaming subscribers by year-end 2025
Ended 2021 with more than 9 million aggregate paid streaming subscribers
Full year 2021 financial results exceeded financial outlook with record revenue
New York, NY – February 16, 2022: AMC Networks Inc. (“AMC Networks” or the “Company”) (NASDAQ: AMCX) today reported financial results for the fourth quarter and full year ended December 31, 2021.
Interim Chief Executive Officer Matt Blank said: "2021 was a strong, pivotal year for AMC Networks. We met or exceeded all of our guidance metrics, delivering the highest revenue in our company's history and full-year U.S. advertising and subscription growth reinforcing the strength of our core business. We ended the year with more than nine million paid streaming subscribers, a significant milestone driven by the strength of our streaming brands and the depth of content within each of our offerings, and with our acquisition of global anime content distributor Sentai and the HIDIVE anime streaming service, we deepened our position as the global leader in targeted streaming. Looking ahead, 2022 will be the biggest year for original content in our history, including the highly-anticipated returns of Better Call Saul and Killing Eve. We have great confidence in our unique streaming model and we're more confident than ever that we're pursuing the right strategy for our company, for the audiences we serve, and for our shareholders."
Full Year Financial Highlights:
•Net revenues increased 9% to $3.1 billion as compared to the prior year, driven by growth in streaming and advertising revenues
•Operating Income increased 11% to $490 million; Adjusted Operating Income(1) increased 6.5% to $816 million
•Diluted EPS of $5.77; Record Adjusted EPS(1) of $9.64
Fourth Quarter Financial Highlights:
•Net revenues increased 3% to $804 million as compared to the prior year quarter, driven by growth in streaming and advertising revenues
•Operating income of $64 million; Adjusted Operating Income of $103 million
•Diluted EPS of $0.39; Adjusted EPS of $0.54

Dollars in thousands, except per share amounts	Three Months Ended December 31,			Twelve Months Ended December 31,
	2021	2020	Change	2021	2020	Change
Net Revenues	$803,709	$780,275	3.0%	$3,077,608	$2,814,956	9.3%
Operating Income	$63,632	$81,395	(21.8)%	$489,922	$442,644	10.7%
Adjusted Operating Income	$102,763	$133,388	(23.0)%	$816,070	$766,611	6.5%

Diluted Earnings Per Share	$0.39	$2.09	(81.3)%	$5.77	$4.64	24.4%
Adjusted Diluted Earnings Per Share	$0.54	$2.72	(80.1)%	$9.64	$7.76	24.2%

Net cash provided by operating activities	$99,490	$104,649	(4.9)%	$143,474	$748,736	(80.8)%
Free Cash Flow(1)	$72,379	$91,180	(20.6)%	$71,488	$686,322	(89.6)%
(1) See page 5 of this earnings release for a discussion of non-GAAP financial measures used in this release. This discussion includes the definition of Adjusted Operating Income, Adjusted EPS and Free Cash Flow.

Operational Highlights:
•Achieved record full year revenue of $3.1 billion in 2021 with growth of 9%
•Ended 2021 with more than 9 million aggregate paid streaming subscribers
•Acquired global anime distributor Sentai, including direct-to-consumer anime platform HIDIVE
•Executed a comprehensive agreement for the continued carriage of AMC Networks’ leading portfolio of networks and streaming services to Comcast Cable's Xfinity TV, broadband and XClass customers
•Enabled industry’s first linear addressable programmatic ad buys with household-level data targeting on linear cable networks
•Launched the AMC+ premium subscription bundle in Canada and Australia on Apple TV channels and Amazon Prime Video Channels
•Further expansion of key franchises with renewal of Fear the Walking Dead for an eighth season, commencement of production of Anne Rice's Interview with the Vampire and greenlight of Anne Rice's Mayfair Witches

Segment Results
(dollars in thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2021	2020	Change	2021	2020	Change
Net Revenues:
Domestic Operations	$684,886	$659,711	3.8%	$2,580,616	$2,381,401	8.4%
International and Other	121,933	126,322	(3.5)%	511,317	453,230	12.8%
Corporate / Inter-segment Eliminations	(3,110)	(5,758)	(46.0)%	(14,325)	(19,675)	(27.2)%
Total Net Revenues	$803,709	$780,275	3.0%	$3,077,608	$2,814,956	9.3%

Operating Income:
Domestic Operations	$100,001	$113,425	(11.8)%	$617,875	$734,871	(15.9)%
International and Other	4,802	8,775	(45.3)%	37,167	(109,365)	134.0%
Corporate / Inter-segment Eliminations	(41,171)	(40,805)	0.9%	(165,120)	(182,862)	(9.7)%
Total Operating Income	$63,632	$81,395	(21.8)%	$489,922	$442,644	10.7%

Adjusted Operating Income:
Domestic Operations	$121,692	$144,954	(16.0)%	$845,441	$827,954	2.1%
International and Other	12,517	6,382	96.1%	83,294	48,725	70.9%
Corporate / Inter-segment Eliminations	(31,446)	(17,948)	(75.2)%	(112,665)	(110,068)	(2.4)%
Total Adjusted Operating Income	$102,763	$133,388	(23.0)%	$816,070	$766,611	6.5%

Domestic Operations
Full Year Results:
•Domestic Operations revenues increased 8% to $2.6 billion compared to the prior year
◦Distribution revenues increased 10% to $1.7 billion
▪Subscription revenues increased 15% due to increased streaming revenues, partially offset by a low-single digit decrease in linear affiliate revenues, attributable to declines in the linear subscriber universe
▪Content licensing and other revenues decreased 4%, due to a lower number of original programs distributed as compared to the prior year
◦Advertising revenues increased 5% to $845 million reflecting higher pricing and ad-supported streaming growth, partially offset by lower linear ratings
•Operating Income decreased 16% to $618 million, reflecting impairment and other charges associated with a one-time litigation-related settlement payment
•Adjusted Operating Income increased 2% to $845 million, reflecting increases in distribution and advertising revenues, partially offset by an increase in streaming investments including increased subscriber acquisition and retention marketing investments and programming investments to support the continued growth of our streaming and digital services
Fourth Quarter Results:
•Domestic Operations revenues increased 4% to $685 million compared to the prior year quarter
◦Distribution revenues increased 7% to $451 million
▪Subscription revenues increased 11% due to increased streaming revenues, partially offset by a decrease in linear affiliate revenues, attributable to declines in the linear subscriber universe
▪Excluding the impact of a one-time payment associated with a distribution agreement in the prior year quarter, linear affiliate revenues declined in the low-single digits
▪Content licensing and other revenues decreased 4%, due to a lower number of original programs distributed as compared to the prior year quarter
◦Advertising revenues decreased 1% to $234 million reflecting higher pricing and ad-supported streaming growth, offset by lower linear ratings
•Operating Income decreased 12% to $100 million
•Adjusted Operating Income decreased 16% to $122 million, reflecting increased investments in subscriber acquisition and retention marketing to support the continued growth of our streaming services

International and Other
Full Year Results:
•International and Other revenues increased 13% to $511 million compared to the prior year; excluding the impact of foreign currency translation, revenues increased 9%
◦Distribution revenues increased 7% to $406 million due to the resumption of production from COVID related delays at 25/7 Media as well as the favorable impact of foreign currency translation at AMCNI
◦Advertising revenues increased 42% to $106 million due to higher pricing and increased ratings as well as the favorable impact of foreign currency translation at AMCNI
•Operating Income was $37 million
•Adjusted Operating Income increased 71% to $83 million, reflecting increases in revenues, partially offset by increases in selling, general and administrative expenses; excluding the impact of foreign currency translation, Adjusted Operating Income increased 56%
Fourth Quarter Results:
•International and Other revenues decreased 3% to $122 million compared to the prior year quarter
◦Distribution revenues decreased 15% to $89 million due to the timing of productions at 25/7 Media
◦Advertising revenues increased 54% to $33 million due to higher pricing and increased ratings
•Operating Income decreased $4 million to $5 million in the quarter, which included a credit to impairment and other charges of $8 million associated with certain early lease exits at AMCNI in the prior year quarter
◦Excluding the impact of the prior year quarter impairment and other charges credit, operating income increased $4 million, reflecting lower operating expenses, partially offset by the decrease in distribution revenues
•Adjusted Operating Income increased $6 million to $13 million, reflecting lower operating expenses, partially offset by decreased revenues

Other Matters
Acquisition of Sentai Holdings, LLC
In December 2021, the Company acquired Sentai Holdings, LLC, a leading global supplier of anime content and anime merchandise, with brands including the anime-focused HIDIVE direct-to-consumer subscription streaming service.
Stock Repurchase Program & Outstanding Shares
As previously disclosed, the Company's Board of Directors has authorized a program to repurchase up to $1.5 billion of the Company’s outstanding shares of common stock. The Stock Repurchase Program has no pre-established closing date and may be suspended or discontinued at any time. During the year ended December 31, 2021, the Company did not repurchase any shares. As of December 31, 2021, the Company had $135 million of authorization remaining for repurchase under the Stock Repurchase Program.
As of February 9, 2022 the Company had 30,891,692 shares of Class A Common Stock and 11,484,408 shares of Class B Common Stock outstanding.
Please see the Company’s Form 10-K for the period ended December 31, 2021, which will be filed later today, for further details regarding the above matters.

Description of Non-GAAP Measures

The Company defines Adjusted Operating Income (Loss), which is a non-GAAP financial measure, as operating income (loss) before share-based compensation expense or benefit, depreciation and amortization, impairment and other charges (including gains or losses on sales or dispositions of businesses), restructuring and other related charges, cloud computing amortization, and including the Company’s proportionate share of adjusted operating income (loss) from majority owned equity method investees. From time to time, we may exclude the impact of certain events, gains, losses or other charges (such as significant legal settlements) from AOI that affect our operating performance. Because it is based upon operating income (loss), Adjusted Operating Income (Loss) also excludes interest expense (including cash interest expense) and other non-operating income and expense items. The Company believes that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the various operating units of the business without regard to the effect of the settlement of an obligation that is not expected to be made in cash.

The Company believes that Adjusted Operating Income (Loss) is an appropriate measure for evaluating the operating performance of the business segments and the Company on a consolidated basis. Adjusted Operating Income (Loss) and similar measures with similar titles are common performance measures used by investors, analysts and peers to compare performance in the industry.

Internally, the Company uses net revenues and Adjusted Operating Income (Loss) measures as the most important indicators of its business performance, and evaluates management’s effectiveness with specific reference to these indicators. Adjusted Operating Income (Loss) should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), and other measures of performance presented in accordance with U.S. generally accepted accounting principles ("GAAP"). Since Adjusted Operating Income (Loss) is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of operating income (loss) to Adjusted Operating Income (Loss), please see pages 8-9 of this release.

The Company defines Free Cash Flow, which is a non-GAAP financial measure, as net cash provided by operating activities less capital expenditures and cash distributions to noncontrolling interests, all of which are reported in our Consolidated Statement of Cash Flows. The Company believes the most comparable GAAP financial measure of its liquidity is net cash provided by operating activities. The Company believes that Free Cash Flow is useful as an indicator of its overall liquidity, as the amount of Free Cash Flow generated in any period is representative of cash that is available for debt repayment, investment, and other discretionary and non-discretionary cash uses. The Company also believes that Free Cash Flow is one of several benchmarks used by analysts and investors who follow the industry for comparison of its liquidity with other companies in the industry, although the Company’s measure of Free Cash Flow may not be directly comparable to similar measures reported by other companies. For a reconciliation of net cash provided by operating activities to Free Cash Flow, please see page 10 of this release.

The Company defines Adjusted Earnings per Diluted Share (“Adjusted EPS”), which is a non-GAAP financial measure, as earnings per diluted share excluding the following items: amortization of acquisition-related intangible assets; impairment and other charges (including gains or losses on sales or dispositions of businesses); non-cash impairments of goodwill, intangible and fixed assets; restructuring and other related charges; and gains and losses related to the extinguishment of debt; as well as the impact of taxes on the aforementioned items. The Company believes the most comparable GAAP financial measure is earnings per diluted share. The Company believes that Adjusted EPS is one of several benchmarks used by analysts and investors who follow the industry for comparison of its performance with other companies in the industry, although the Company’s measure of Adjusted EPS may not be directly comparable to similar measures reported by other companies. For a reconciliation of earnings per diluted share to Adjusted EPS, please see pages 11-12 of this release.

Forward-Looking Statements

This earnings release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industries in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections entitled "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

Conference Call Information

AMC Networks will host a conference call today at 8:30 a.m. ET to discuss its full year and fourth quarter 2021 results. To listen to the call, visit http://www.amcnetworks.com or dial 833-714-3268, using the following conference ID: 8714225.

About AMC Networks Inc.

AMC Networks (Nasdaq: AMCX) is a global entertainment company known for its popular and critically-acclaimed content. Its brands include targeted streaming services AMC+, Acorn TV, Shudder, Sundance Now, ALLBLK, and the newest addition to its targeted streaming portfolio, the anime-focused HIDIVE streaming service, in addition to AMC, BBC AMERICA (operated through a joint venture with BBC Studios), IFC, SundanceTV, WE tv and IFC Films. AMC Studios, the Company’s in-house studio, production and distribution operation, is behind some of the biggest titles and brands known to a global audience, including The Walking Dead, the Anne Rice catalog and the Agatha Christie library. The Company also operates AMC Networks International, its international programming business, and 25/7 Media, its production services business.

Contacts

Investor Relations	Corporate Communications
Nicholas Seibert (646) 740-5749	Georgia Juvelis (917) 542-6390
nicholas.seibert@amcnetworks.com	georgia.juvelis@amcnetworks.com

AMC NETWORKS INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenues, net	$803,709	$780,275	$3,077,608	$2,814,956
Operating expenses:
Technical and operating (excluding depreciation and amortization)	434,406	441,212	1,432,083	1,401,591
Selling, general and administrative	281,570	220,239	891,734	708,820
Depreciation and amortization	22,620	24,424	93,881	104,606
Impairment and other charges	637	(8,184)	159,610	122,227
Restructuring and other related charges	844	21,189	10,378	35,068
	740,077	698,880	2,587,686	2,372,312
Operating income	63,632	81,395	489,922	442,644
Other income (expense):
Interest expense	(31,399)	(33,327)	(129,073)	(138,610)
Interest income	2,629	18,756	10,243	30,032
Loss on extinguishment of debt	—	—	(22,074)	(2,908)
Miscellaneous, net	5,580	81,309	25,214	71,221
	(23,190)	66,738	(115,690)	(40,265)
Income from operations before income taxes	40,442	148,133	374,232	402,379
Income tax expense	(16,413)	(49,901)	(94,393)	(145,391)
Net income including noncontrolling interests	24,029	98,232	279,839	256,988
Net income attributable to noncontrolling interests	(6,990)	(3,521)	(29,243)	(17,009)
Net income attributable to AMC Networks’ stockholders	$17,039	94,711	$250,596	$239,979

Net income per share attributable to AMC Networks’ stockholders:
Basic	$0.40	$2.15	$5.92	$4.70
Diluted	$0.39	$2.09	$5.77	$4.64

Weighted average common shares:
Basic	42,518	43,990	42,361	51,016
Diluted	43,755	45,228	43,439	51,733

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

	Three Months Ended December 31, 2021
	Domestic Operations	International and Other	Corporate / Inter-segment Eliminations	Consolidated
Operating income (loss)	$100,001	$4,802	$(41,171)	$63,632
Share-based compensation expenses	4,972	938	2,852	8,762
Depreciation and amortization	11,347	5,330	5,943	22,620
Impairment and other charges	—	637	—	637
Restructuring and other related charges	8	810	26	844
Cloud computing amortization	—	—	904	904
Majority owned equity investees AOI	5,364	—	—	5,364
Adjusted operating income (loss)	$121,692	$12,517	$(31,446)	$102,763

	Three Months Ended December 31, 2020
	Domestic Operations	International and Other	Corporate / Inter-segment Eliminations	Consolidated
Operating income (loss)	$113,425	$8,775	$(40,805)	$81,395
Share-based compensation expenses	(1,400)	551	10,617	9,768
Depreciation and amortization	12,524	5,069	6,830	24,423
Impairment and other charges	—	(8,184)	—	(8,184)
Restructuring and other related charges	15,808	171	5,210	21,189
Cloud computing amortization	—	—	200	200
Majority owned equity investees AOI	4,597	—	—	4,597
Adjusted operating income (loss)	$144,954	$6,382	$(17,948)	$133,388

	Twelve Months Ended December 31, 2021
	Domestic Operations	International and Other	Corporate / Inter-segment Eliminations	Consolidated
Operating income (loss)	$617,875	$37,167	$(165,120)	$489,922
Share-based compensation expenses	22,077	3,627	22,221	47,925
Depreciation and amortization	48,025	19,807	26,049	93,881
Impairment and other charges	143,000	16,610	—	159,610
Restructuring and other related charges	2,516	6,083	1,779	10,378
Cloud computing amortization	—	—	2,406	2,406
Majority owned equity investees AOI	11,948	—	—	11,948
Adjusted operating income (loss)	$845,441	$83,294	$(112,665)	$816,070

	Twelve Months Ended December 31, 2020
	Domestic Operations	International and Other	Corporate / Inter-segment Eliminations	Consolidated
Operating income (loss)	$734,871	$(109,365)	$(182,862)	$442,644
Share-based compensation expenses	10,605	2,988	39,315	52,908
Depreciation and amortization	50,574	26,465	27,567	104,606
Impairment and other charges	—	122,227	—	122,227
Restructuring and other related charges	22,946	6,410	5,712	35,068
Cloud computing amortization	—	—	200	200
Majority owned equity investees AOI	8,958	—	—	8,958
Adjusted operating income (loss)	$827,954	$48,725	$(110,068)	$766,611

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

Capitalization	December 31, 2021
Cash and cash equivalents	$892,221

Credit facility debt (a)	$675,000
Senior notes (a)	2,200,000
Total debt	$2,875,000

Net debt	$1,982,779

Finance leases	27,187
Net debt and finance leases	$2,009,966

	Twelve Months Ended December 31, 2021
Operating Income (GAAP)	$489,922
Share-based compensation expense	47,925
Depreciation and amortization	93,881
Impairment and other charges	159,610
Restructuring and other related charges	10,378
Cloud computing amortization	2,406
Majority owned equity investees	11,948
Adjusted Operating Income (Non-GAAP)	$816,070

Leverage ratio (b)	2.5	x

(a)Represents the aggregate principal amount of the debt.
(b)Represents net debt and finance leases divided by Adjusted Operating Income for the twelve months ended December 31, 2021. This ratio differs from the calculation contained in the Company's credit facility. No adjustments have been made for consolidated entities that are not 100% owned.

Free Cash Flow	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net cash provided by operating activities	$99,490	$104,649	$143,474	$748,736
Less: capital expenditures	(12,603)	(11,605)	(42,572)	(46,595)
Less: distributions to noncontrolling interests	(14,508)	(1,864)	(29,414)	(15,819)
Free cash flow	$72,379	$91,180	$71,488	$686,322

Adjusted Earnings Per Diluted Share
	Three Months Ended December 31, 2021
	Income from operations before income taxes	Income tax expense	Net income attributable to noncontrolling interests	Net income attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP)	$40,442	$(16,413)	$(6,990)	$17,039	$0.39
Adjustments:
Amortization of acquisition-related intangible assets	9,995	(1,613)	(2,952)	5,430	0.12
Impairment and other charges	637	171	—	808	0.02
Restructuring and other related charges	844	(394)	—	450	0.01
Loss on extinguishment of debt	—	—	—	—	—
Adjusted Results (Non-GAAP)	$51,918	$(18,249)	$(9,942)	$23,727	$0.54

	Three Months Ended December 31, 2020
	Income from operations before income taxes	Income tax expense	Net income attributable to noncontrolling interests	Net income attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP)	$148,133	$(49,901)	$(3,521)	$94,711	$2.09
Adjustments:
Amortization of acquisition-related intangible assets	9,582	(1,025)	(3,028)	5,529	0.13
Impairment charges	(8,184)	15,419	—	7,235	0.16
Restructuring and other related charges	21,189	(4,540)	(1,317)	15,332	0.34
Loss on extinguishment of debt	—	—	—	—	—
Adjusted Results (Non-GAAP)	$170,720	$(40,047)	$(7,866)	$122,807	$2.72

	Twelve Months Ended December 31, 2021
	Income from operations before income taxes	Income tax expense	Net income attributable to noncontrolling interests	Net income attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP)	$374,232	$(94,393)	$(29,243)	$250,596	$5.77
Adjustments:
Amortization of acquisition-related intangible assets	39,072	(6,274)	(11,880)	20,918	0.48
Impairment charges	159,610	(37,907)	—	121,703	2.80
Restructuring and other related charges	10,378	(1,813)	12	8,577	0.20
Loss on extinguishment of debt	22,074	(5,257)	—	16,817	0.39
Adjusted Results (Non-GAAP)	$605,366	$(145,644)	$(41,111)	$418,611	$9.64

	Twelve Months Ended December 31, 2020
	Income from operations before income taxes	Income tax expense	Net income attributable to noncontrolling interests	Net income attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP)	$402,379	$(145,391)	$(17,009)	$239,979	$4.64
Adjustments:
Amortization of acquisition-related intangible assets	42,224	(6,438)	(12,109)	23,677	0.46
Impairment charges	122,227	(12,565)	—	109,662	2.12
Restructuring and other related charges	35,068	(7,889)	(1,304)	25,875	0.50
Loss on extinguishment of debt	2,908	(733)	—	2,175	0.04
Adjusted Results (Non-GAAP)	$604,806	$(173,016)	$(30,422)	$401,368	$7.76